UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): March 8, 2011

NEW DRAGON ASIA CORP.
(Exact name of registrant as specified in charter)

Florida	001-15046	88-0404114

(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10 Huangcheng Road (N), Longku, Shandong Province, PRC    265701
(Address Of Principal Executive Offices) (Zip Code)

(011-86) 535-8951-567
(Registrant’s Telephone Number, Including Area Code)

_____________________________________
(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On March 8, 2011, New Dragon Asia Corp. (the “Company”) was notified that UHY Vocation HK CPA Limited (“UHY”) was resigning as independent registered public accounting firm for the Company.  UHY did not deliver an audit report on the financial statements of the Company as of and for the year ended December 25, 2009 or 2010.

During their appointment on December 20, 2010 and through March 8, 2011, there have been some disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between UHY and us over the accounting treatment of land use right, constructions in progress and inventories in previous years.  The legal title of a land use right being processed to be transferred from a third party to the Company in 2006 was found unsuccessful in September 2010 and the owner of the land and the Company reached an agreement on September 30, 2010 that the monies paid for acquisition of the land previously amounted to RMB 14,500,000 as at December 25, 2009 would be regarded as a loan to the owner of the land with interest of 7.2% per annum accrued from the date of payment in May 2006, and simultaneously an annual rental charge of approximately RMB 920,000 will be imposed for the land occupied by the Company with effect from May 2006.  The amortization for the land use right amounted to approximately RMB 2,700,000 made in previous years was also reversed in the financial statements by the Company for the year ended December 25, 2010.  In addition, as agreed between the Company and the independent contractor for building the plants on the land on September 30, 2010, the payments made for building the constructions in progress amounted to approximately RMB 16,400,000 as at December 25, 2009 will be also regarded as a loan to the contractor with interest of 7.2% per annum accrued from the date of payment in April 2007, and an annual rental charge of approximately RMB 1,100,000 to the contractor for the use of plants will be imposed with effect from May 2007 as the legal title of the land could not be transferred to the Company and the contractor assumed the control and ownership of all constructions in progress pertaining to the land. UHY has concluded that the above event would materially impact the fairness and reliability of previously issued audit reports.  However, the Company does not consider necessary for the restatement of the financial statements for the year ended December 25, 2009.  Moreover, UHY could not obtain sufficient evidence regarding the existence and ownership of inventories amounted to approximately RMB 17,000,000 as at December 25, 2010 and 2009.   The Company disagreed to the writing off of these inventories in the current year and the restatement of 2009 figures which UHY considers necessary.

During this engagement period, in addition to the above disagreement mentioned which would constitute a “reportable event" as described in Item 304(a)(1)(v) of Regulation S-K, UHY reported that although the Company had provided all the year-end bank statements, the Company and its subsidiaries could not provide the full set of bank statements for each month during the year 2010 to UHY for performing the necessary audit procedures and testings in connection with completing its audit.  Due to the accountant's resignation, UHY did not so expand the scope of its audit or conduct such further investigation.  Other than the above, there were no other reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K for the fiscal year ended December 25, 2010.

The Company has provided UHY a copy of the disclosures in this Form 8-K and has requested that UHY furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not UHY agrees with the Company’s statements in this Item 4.01. A copy of the letter dated March 14, 2011, furnished by UHY in response to that request is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
16.1	Letter of UHY Vocation HK CPA Limited, dated March 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW DRAGON ASIA CORP.

	By:	/s/ Li Xia Wang
	Name:	Li Xia Wang
	Title:	Chief Executive Officer
Dated: March 15, 2011